UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/17/2005

MOLINA HEALTHCARE, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-31719

DE	134204626
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One Golden Shore Drive
Long Beach, CA 90802-4202
(Address of Principal Executive Offices, Including Zip Code)

562 435 3666
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 17, 2005, the Board of Directors of Molina Healthcare, Inc., acting pursuant to the company's bylaws, elected John P. Szabo, Jr. as a Class I Director to fill the vacancy created by the passing of Mr. Ronald Lossett, a former member of the Board, in February 2005. The Board also named Mr. Szabo a member of the company's Audit Committee and its Compensation Committee.

Mr. Szabo, age 40, joined the equity research group covering health care services at CIBC World Markets in May 2000 after spending the previous three years as an analyst at Neuberger Berman. He left CIBC World Markets in February 2005. He has over seven years of experience as a buy-side equity analyst following numerous sectors, including health care and financial services. Prior to his career as an equity analyst, Mr. Szabo spent six years in global corporate finance, primarily as an officer of The Mitsubishi Bank. He earned a B.S.B.A., majoring in Finance and International Business, from Bowling Green State University in 1987. Mr. Szabo's term as a Class I Director will expire at the company's 2006 Annual Meeting.

There are no arrangements or understandings between Mr. Szabo and the company or its officers or directors pursuant to which Mr. Szabo was selected as a director.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: March 18, 2005.	By:	/s/ Mark L. Andrews
Mark L. Andrews
Executive Vice President, General Counsel